SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K/A



                           AMENDMENT NO. 2 TO FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934



         Date of report (Date of earliest event reported) March 3, 1997
                                                         -----------------------



                                OrthoLogic Corp.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)



                                    Delaware
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)



                0-21214                               86-0585310
-----------------------------------        -------------------------------------
       (Commission File Number)          (I.R.S. Employer Identification No.)



2850 South 36th Street, Phoenix, Arizona                           85034
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                         (Zip Code)



                                 (602) 437-5520
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

         OrthoLogic Corp., a Delaware corporation ("OrthoLogic"),  hereby amends
Item 7 of its Report on From 8-K dated March 3, 1997 and its Report on Form 8-K/A filed on May 19, 1997.

Item 7. Financial Statements and Exhibits.

(a)      Financial Statements.

         Pursuant to a Purchase and Sale Agreement, as amended, and an Assignment of Purchase and Sale Agreement, Toronto Medical Orthopaedics Ltd., a corporation organized and existing under the laws of Canada and a wholly owned subsidiary of OrthoLogic, acquired substantially all of the assets and liabilities of Toronto Medical Corp., an Ontario corporation ("TMC"), and certain of the assets and liabilities of the United States subsidiaries of TMC on March 3, 1997. The Form 8-K/A, Amendment No. 1, filed on May 16, 1997 included two years audited financial statements for TMC for the years ended May 31, 1996 and 1995 and a report thereon from Ernst & Young LLP. An audit of TMC was conducted for the year ended May 31, 1994 by another independent auditor, and this Item 7 requires the filing of three years audited financial statements of TMC. The independent auditor of TMC for the year ended May 31, 1994 informed OrthoLogic that it would not reissue its opinion on the 1994 financial statements. OrthoLogic, therefore, filed the two years financial statements and engaged Deloitte & Touche LLP to audit the financial statements of TMC for the period from June 1, 1996 through February 28, 1997. Such 1997 financial statements are filed in this Report on Form 8- K/A, Amendment No. 2.

(c)      Exhibits.

         See Exhibit Index.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ORTHOLOGIC CORP.



August 13, 1997                         By   /s/ Allen R. Dunaway
                                           ---------------------------
                                        Allen R. Dunaway
                                        Chief Financial Officer

                              --------------------------------------------------
                              TORONTO MEDICAL CORP
                              AND SUBSIDIARIES
                              Financial Statements
                              Period from June 1, 1996 to February 28, 1997, and Independent Auditors' Report

INDEPENDENT AUDITORS' REPORT


Shareholders
Toronto Medical Corp.
Toronto, Ontario CANADA

We have audited the accompanying consolidated balance sheet of Toronto Medical Corp. and its subsidiaries as of February 28, 1997 and the related consolidated statements of income, shareholders' equity, and cash flows for the period from June 1, 1996 to February 28, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the consolidated financial position of Toronto Medical Corp. and its subsidiaries as of February 28, 1997 and the results of their operations and their cash flows for the period from June 1, 1996 to February 28, 1997 in accordance with accounting principles generally accepted in the United States of America.

As discussed in Note 1, certain subsidiaries of the Company have filed for reorganization under Chapter 11 of the Federal Bankruptcy Code. The accompanying financial statements do not purport to reflect or provide for the consequences of the bankruptcy proceedings. In particular, such financial statements do not purport to show (a) as to assets, their realizable value on a liquidation basis or their availability to satisfy liabilities; (b) as to prepetition liabilities, the amounts that may be allowed for claims or contingencies, or the status and priority thereof; (c) as to stockholder accounts, the effect of any changes that may be made in the capitalization of the Company; or (d) as to operations, the effect of any changes that may be made in its business.





DELOITTE & TOUCHE LLP
Phoenix, Arizona

June 10, 1997

TORONTO MEDICAL CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET
FEBRUARY 28, 1997
(Amounts in Thousands of Canadian Dollars)
--------------------------------------------------------------------------------


ASSETS (Note 5)

CURRENT ASSETS:
  Cash                                                                  $   562
  Accounts receivable                                                     2,335
  Income taxes recoverable                                                  541
  Inventories (Note 3)                                                    1,386
  Prepaid expenses                                                          205
  Deferred taxes (Note 7)                                                 1,408
                                                                        -------

          Total current assets                                            6,437

CAPITAL AND RENTAL ASSETS (Note 4)                                        2,111
                                                                        -------

TOTAL                                                                   $ 8,548
                                                                        =======


LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Credit line and mortgage payable (Note 5)                             $ 2,225
  Accounts payable and accrued liabilities (Notes 1 and 8)                3,845
                                                                        -------

          Total current liabilities                                       6,070
                                                                        -------

COMMITMENTS AND CONTINGENCIES (Notes 6 and 8)

SHAREHOLDERS' EQUITY:
  Capital stock (Note 6)                                                  4,460
  Deficit                                                                (1,982)
                                                                        -------

          Total shareholders' equity                                      2,478
                                                                        -------

TOTAL                                                                   $ 8,548
                                                                        =======

See notes to consolidated financial statements.

TORONTO MEDICAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF INCOME
PERIOD FROM JUNE 1, 1996 TO FEBRUARY 28, 1997
(Amounts in Thousands of Canadian Dollars)
--------------------------------------------------------------------------------


REVENUE:
  Rental                                                                $ 4,052
  Sales                                                                   2,211
                                                                        -------

          Total revenue                                                   6,263
                                                                        -------

EXPENSES:
  Cost of revenue                                                         1,960
  General and administrative                                              2,541
  Selling                                                                 2,494
  Research and development - net                                            150
  Interest                                                                   97
                                                                        -------

          Total expenses                                                  7,242
                                                                        -------

LOSS FROM OPERATIONS                                                       (979)

ADJUSTMENT TO ESTIMATED COSTS ASSOCIATED
  WITH LAWSUIT (Note 1)                                                     150
                                                                        -------

LOSS BEFORE INCOME TAXES                                                   (829)

INCOME TAX BENEFIT (Note 7)                                               1,408
                                                                        -------

NET INCOME                                                              $   579
                                                                        =======
See notes to consolidated financial statements.

TORONTO MEDICAL CORP. AND
SUBSIDIARIES

CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
PERIOD FROM JUNE 1, 1996 TO FEBRUARY 28, 1997
(Amounts in Thousands of Canadian Dollars, Except Share Amounts)
--------------------------------------------------------------------------------


                                  Capital Stock                        Total
                            -----------------------                Shareholders'
                              Shares        Amount       Deficit       Equity

BALANCE, JUNE 1, 1996       3,560,016    $    4,461    $   (2,561)   $    1,900

 Exercise of put/call
   option agreement
   (Note 6)                      (400)           (1)                         (1)

 Net income                                                   579           579
                           ----------    ----------    ----------    ----------

BALANCE, FEBRUARY 28, 1997  3,559,616    $    4,460    $   (1,982)   $    2,478
                           ==========    ==========    ==========    ==========

See notes to consolidated financial statements.

TORONTO MEDICAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS
PERIOD FROM JUNE 1, 1996 TO FEBRUARY 28,
1997 (Amounts in Thousands of Canadian Dollars)
--------------------------------------------------------------------------------


CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                            $   579
  Adjustments to reconcile net income to net cash used in
    operating activities - depreciation                                     549
  Changes in operating assets and liabilities:
    Accounts receivable                                                     417
    Income taxes recoverable                                                (32)
    Inventories                                                             314
    Prepaid expenses                                                       (143)
    Deferred income taxes                                                (1,408)
    Accounts payable and accrued liabilities                               (390)
                                                                        -------

          Net cash used in operating activities                            (114)
                                                                        -------

CASH FLOWS FROM INVESTING ACTIVITIES - Additions to
  capital and rental assets                                                (101)
                                                                        -------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net change in credit line and bank overdrafts                             822
  Repayments on debt                                                       (115)
  Redemption of common shares                                                (1)
                                                                        -------

      Net cash provided by financing activities                             706
                                                                        -------

NET INCREASE IN CASH DURING THE PERIOD                                      491

CASH, BEGINNING OF PERIOD                                                    71
                                                                        -------

CASH, END OF PERIOD                                                     $   562
                                                                        =======

See notes to consolidated financial statements.

TORONTO MEDICAL CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
PERIOD FROM JUNE 1, 1996 TO FEBRUARY 28, 1997
(Amounts in Thousands of Canadian Dollars)
--------------------------------------------------------------------------------


1.    BANKRUPTCY PROCEEDINGS

      On June 6, 1996, the Company's U.S. subsidiary, Toronto Medical, Inc. ("TMI") and its wholly-owned subsidiary, United States Orthopaedic Corporation ("US Ortho"), filed a voluntary petition in the United States Bankruptcy Court in the District of Colorado for reorganization under Chapter 11 of the Federal Bankruptcy Code. The petition was made in part as a result of a litigation award of U.S. $2,000,000 plus costs against the Company and its subsidiaries by a competitor. The remaining balance payable and accrued at February 28, 1997 is approximately $1,255,000. During the period ended February 28, 1997, the total estimated costs related to this settlement were reduced by $150,000. On February 18, 1997, in connection with the Purchase and Sale Agreement described in Note 11, TMI and US Ortho filed an order authorizing the sale of assets to OrthoLogic outside the ordinary course of business free and clear of liens, claims and other interests. As a result, on March 20, 1997, US Ortho filed an amended plan of reorganization with the Court. The plan, if approved, provides for the orderly liquidation of US Ortho. There are no assurances that the Court will approve the plan.

      The accompanying financial statements do not purport to reflect or provide for the consequences of the bankruptcy proceedings. In particular, such financial statements do not purport to show (a) as to assets, their realizable value on a liquidation basis or their availability to satisfy liabilities; (b) as to prepetition liabilities, the amounts that may be allowed for claims or contingencies, or the status and priority thereof;
      (c) as to stockholder accounts, the effect of any changes that may be made in the capitalization of the Company; or (d) as to operations, the effect of any changes that may be made in its business.

2.    SIGNIFICANT ACCOUNTING POLICIES AND DESCRIPTION OF OPERATIONS

      Toronto Medical Corp develops and manufactures a line of Continuous Passive Motion ("CPM") devices. It owns its own manufacturing facility in Pickering, Ontario, Canada. It also sells the devices and provides technical service to more than 50 distributors around the world. In addition to sales, TMC leases the devices to authorized dealers in Michigan, Indiana and California in the United States and to its wholly-owned subsidiary, US Ortho. It operates a facility in leased premises in Aurora, Colorado, USA, for technical service and repairs, third party billing and collections and administration.

      The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The Company's financial statements in the prior year were prepared using accounting principles generally accepted in Canada. The change had no effect on beginning of period shareholders' equity.

      a. Basis of Consolidation - These consolidated financial statements include the accounts of Toronto Medical Corp. (the "Company") and its wholly-owned subsidiaries, TMI, US Ortho and Tor Med U.S.A. Corporation. All intercompany accounts and transactions have been eliminated.

      b. Revenue Recognition - Revenue from product sales is recognized upon shipment. Rental revenue from operating leases and direct to patient rentals is recognized as earned.

      c. Accounts Receivable and Provision for Contractual Adjustments - The Company derives a significant amount of its revenues in the United States from third-party health insurance plans, including Medicare. Amounts paid under these plans are generally based on fixed or allowable reimbursement rates. Revenues are recorded at the expected or preauthorized reimbursement rates when billed. Some billings are subject to review by such third party payors and may be subject to adjustments. In the opinion of management, adequate allowances have been provided for doubtful accounts and contractual adjustments. Any differences between estimated reimbursement and final determinations are reflected in the year finalized.

      d. Inventories are valued at the lower of cost, determined on the first-in, first-out basis, or market value.

      e. Capital assets are recorded and depreciated primarily on the straight-line basis over their estimated useful lives as follows:

              Building                                                  20 years
              Machinery and equipment                                  4-5 years
              Office equipment and computers                             3 years
              Patents                                                    5 years

      f. Rental assets, including those under capital leases, are recorded at cost and amortized on a straight-line basis over a period of 48 months.

      g. Foreign Currency Translation - The Company's subsidiaries are all considered to be integrated operations. Monetary assets and liabilities are translated into Canadian dollars (the reporting currency) at the year-end exchange rate and nonmonetary assets are translated at their historical exchange rates. The resulting unrealized translation gain/loss is accumulated as a separate component of shareholders' equity. Revenue and expenses are translated at weighted average exchange rates except amortization which is translated at the historical exchange rate applicable to the related assets. Other foreign exchange gains and losses are included in income as they arise.

      h. Research and Development - All research and development costs, except for acquisition of capital assets, are expensed in the year in which they are incurred unless a development project meets generally accepted accounting criteria for deferral and amortization. No development costs have been deferred for the period ended February 28, 1997.

      i. Income taxes are provided based upon the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes, which among other things, requires that recognition of deferred income taxes be measured by the provisions of enacted tax laws in effect at the date of the financial statements.

      j. Stock Based Compensation - The Company accounts for its stock based compensation plan based on Accounting Principles Board ("APB") Opinion No. 25. In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, Accounting for Stock Based Compensation. The Company has determined that it will not change to the fair value method and will continue to use APB No. 25 for measurement and recognition of employee stock based transactions (Note 6). For the period ended February 28, 1997, compensation cost calculated on the fair value method is not significantly different than under APB No. 25 (primarily as a result of there being minimal activity since December 15, 1994) and therefore, no pro forma disclosures have been made.

      k. Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles necessarily requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

3.    INVENTORIES

      Inventories are comprised of the following at February 28, 1997:


        Raw materials                                                   $   696
        Work-in-process                                                     295
        Finished goods                                                      395
                                                                        -------

        Total                                                           $ 1,386
                                                                        =======


4.    CAPITAL AND RENTAL ASSETS

      Capital assets are comprised of the following at February 28, 1997:


        Land                                                            $   369
        Building                                                          1,703
        Machinery and equipment                                             760
        Office equipment and computers                                      802
        Patents                                                             115
                                                                        -------

        Total                                                             3,749
        Less accumulated depreciation                                    (2,052)
                                                                        -------

        Total capital assets                                            $ 1,697
                                                                        =======

      Rental assets are comprised of the following at February 28, 1997:


        Rental equipment                                                $ 4,257
        Less accumulated depreciation                                    (3,843)
                                                                        -------

        Total rental assets                                             $   414
                                                                        =======


5.    CREDIT LINE AND MORTGAGE PAYABLE

      Credit line and mortgage payable consist of the following at February 28, 1997:


        Mortgage  loan,  interest  at 7.75%,  monthly  payments  of U.S.
          $8,095 principal and interest, balance due June 30, 2010      $ 1,103
        Credit line                                                       1,079
        Other                                                                43
                                                                        -------

        Total                                                           $ 2,225
                                                                        =======

      Future contractual principal repayments on debt at February 28, 1997 are estimated to be as follows:


       1997                                                             $ 1,171
       1998                                                                  53
       1999                                                                  57
       2000                                                                  62
       2001                                                                  67
       Thereafter                                                           815
                                                                        -------

       Total                                                            $ 2,225
                                                                        =======


      At February 28, 1997, the Company was not in compliance with certain covenants related to its mortgage payable and credit line. Although the lender has not surrendered any of its rights, the lender continues to make its credit facilities available to the Company. As the lender has not given up its rights to call the loans affected by noncompliance, these loans have been classified as current obligations in these consolidated financial statements.

      At February 28, 1997, the Company's credit line totaled $1,350, with interest at a Canadian chartered bank's prime rate (4.75% at February 28, 1997) plus .25%. The unused amount available at February 28, 1997 was $271.

      Substantially all of the Company's assets, including an assignment of insurance proceeds, have been pledged as collateral for the Company's credit line and long-term debt.

6.    CAPITAL STOCK

      The Company's authorized, issued and outstanding capital stock at February 28, 1997 is as follows:

        Authorized                                       Unlimited common shares
        Issued and outstanding                           3,559,616 common shares

      At February 28, 1997, 9,400 common shares were subject to the Company's employee put/call option agreement. Under this agreement, shares owned by the employees are redeemable at $2.50 per share upon termination of the employee.

      At February 28, 1997, under the Company's stock option plan there were 167,500 options outstanding and exercisable to acquire common shares at an exercise price of $2.50 per share. Options granted pursuant to the plan are exercisable to the extent they have vested and have a contractual life for a period of ten years from the date of granting such options. At February 28, 1997, the remaining weighted-average contractual life of options outstanding and exercisable is 4.15 years. There was no stock option activity during the period ended February 28, 1997.

7.    INCOME TAXES

      The Company's income tax benefit for the period ended February 28, 1997 is comprised of the following:


       Deferred                                                         $ 1,408
       Current
                                                                        -------

       Total                                                            $ 1,408
                                                                        =======


      The deferred income tax asset at February 28, 1997 is comprised of:


       United States loss carryforwards                                 $   720
       Allowance for doubtful accounts                                      307
       Difference in basis of fixed assets                                  333
       Lawsuit settlement costs                                             301
       Intercompany profits (between the U.S. and Canada)                  (443)
       Other                                                                190
                                                                        -------

       Total                                                            $ 1,408
                                                                        =======


      The following schedule reconciles the income tax benefit, as reported, to the income tax benefit based on United States statutory income tax rates:


       Income tax benefit at statutory rate (34%)                       $   281
       Change in valuation allowance                                      1,400
       Other                                                               (273)
                                                                        -------

       Income tax benefit                                               $ 1,408
                                                                        =======


      At February 28, 1997, the Company has operating loss carryforwards available to its subsidiaries in the United States of America of approximately $1,800, expiring from 2010 to 2012.

8.    CONTINGENCIES

      During 1995, the Company commenced a special review of the operations of its United States subsidiary, US Ortho, in light of significant changes in its senior management. Particular emphasis was placed on its billing practices with respect to third-party reimbursement. The review identified that certain reimbursement claims submitted to the Medicare program used incorrect billing codes or otherwise incomplete information. If US Ortho had submitted such claims in a complete and proper fashion, US Ortho may not have been entitled to these reimbursements. US Ortho has ceased billing under these incorrect codes and has ceased submitting claims with incomplete information. The amounts relating to these incorrect billing practices have been identified and can reasonably be estimated to be $337,000, all of which have been accrued.

      US Ortho began the process of reporting these findings to the United States Government (the "Government") and negotiating the terms for repayment of the amounts which were accrued in the accounts for fiscal 1995. The Government has statutory authority to seek penalties of up to U.S. $10,000 per claim together with payment of up to three times the amount incorrectly reimbursed. The amount which the Government could seek to impose, for which no accruals have been made, could have a material effect on the Company's financial position. However, under the provisions of US Ortho's plan of reorganization as filed with the bankruptcy court, this contingent liability is a general unsecured claim. On January 31, 1997, US Ortho entered into a Criminal Immunity Agreement with the Government in connection with Medicare billing irregularities. The agreement was approved by the Bankruptcy Court on April 11, 1997 and provides that, subject to certain conditions, the Government will not pursue US Ortho for any criminal wrongdoing in connection with medical billing practices.

9.    SEGMENT INFORMATION

      The Company conducts substantially all of its business in the manufacture, sale, lease and rental of medical devices


       Revenues:
         Canada                                                         $ 2,177
         United States                                                    5,669
         Less intercompany                                               (1,583)
                                                                        -------

       Total revenues                                                   $ 6,263
                                                                        =======

       Income (loss) before income taxes:
         Canada                                                         $   (36)
         United States                                                   (1,165)
         Add intercompany                                                   372
                                                                        -------

       Total loss before income taxes                                   $  (829)
                                                                        =======

       Identifiable assets:
         Canada                                                         $ 4,107
         United States                                                    3,248
         Less intercompany                                                 (777)
         Corporate assets                                                 1,970
                                                                        -------

       Total identifiable assets                                        $ 8,548
                                                                        =======


      Included in Canadian revenues are the following sales to non-Canadian based companies:


       Japan                                                            $   837
       Others                                                               921
                                                                        -------

       Total                                                            $ 1,758
                                                                        =======


      Transfer  between   geographic   segments  are  accounted  for  at  prices
      comparable to open market prices for similar products and services.

10.   RELATED PARTY TRANSACTIONS

      During the period ended February 28, 1997, the Company paid a company which is owned by a significant shareholder of the Company approximately $86,000 for research and development related services. Additionally, there is a receivable from the same company at February 28, 1997 of approximately $120,000.

11.   SUBSEQUENT EVENTS

      On March 3, 1997, OrthoLogic Corp., a Delaware corporation, ("OrthoLogic") consummated its acquisition of substantially all of the assets and business and assumed substantially all of the liabilities of the Company pursuant to a Purchase and Sale Agreement dated as of December 30, 1996, as amended. OrthoLogic paid an aggregate purchase price of U.S. $4,000,000 in cash. Under the agreement, taxes payable or recoverable and land and building were retained by the Company.

      On March 3, 1997, the Company entered into a two-year lease agreement with Toronto Medical Orthopaedics Ltd. ("TMOL") (a wholly-owned subsidiary of OrthoLogic) for its land and building located at 901 Dillingham Rd., Pickering, Ontario. Under the provisions of the lease, TMOL is required to pay approximately $11,857 per month, plus all costs and charges arising from or relating to the premises. The lease also provides for two renewal terms for a period of five years each at the same terms and conditions, except for the rental rate which will be set at the then current market rate.

      As security for representations and warranties made by the Company as part of the Purchase and Sales Agreement, TMOL has in place a collateral charge for $475,000 against the land and building located at 901 Dillingham Rd. The mortgage is non-interest bearing with no fixed repayment terms and will expire without payment after two years provided that the Company does not materially breach representations and warranties made in the Purchase and Sale Agreement.

                                   * * * * * *

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statements No. 33-79010, No. 333-1268 and No. 333-09785 of OrthoLogic Corp. on Form S-8 and Registration Statements No. 33-82050 and No. 333-1558 of OrthoLogic Corp. on Form S-3 of our report dated June 10, 1997 (relating to the consolidated financial statements as of February 28, 1997 and for the period from June 1, 1996 to February 28, 1997) of Toronto Medical Corp. and its subsidiaries appearing in this Form 8-K/A Amendment No. 2 of OrthoLogic Corp.



DELOITTE & TOUCHE LLP
Phoenix, Arizona

August 8, 1997

                                  EXHIBIT INDEX

                                                                                                       Sequentially
   Exhibit No.                                 Description of Exhibit                                  Paginated No.
------------------    -------------------------------------------------------------------------    ---------------------
      * 2.1            Purchase and Sale Agreement dated as of December 30, 1996
                       by and between OrthoLogic Corp., a Delaware corporation,
                       and Toronto Medical Corp., an Ontario corporation .....................

      * 2.2            Amendment to Purchase and Sale Agreement dated as of
                       January 13, 1997 by and between OrthoLogic Corp., a
                       Delaware corporation, and Toronto Medical Corp., an
                       Ontario corporation ...................................................

      * 2.3            Second Amendment to Purchase and Sale Agreement dated as
                       of March 1, 1997 by and between OrthoLogic Corp., a
                       Delaware corporation, and Toronto Medical Corp., an
                       Ontario corporation ...................................................

      * 2.4            Assignment of Purchase and Sale Agreement dated as of
                       March 1, 1997 by and among OrthoLogic Corp., a Delaware
                       corporation, Toronto Medical Orthopaedics Ltd., a Canada
                       corporation, and Toronto Medical Corp., an Ontario
                       corporation ...........................................................


---------------------------

* Previously filed.
                                       E-1